Exhibit 99.1
Nordstrom Reports Third Quarter 2023 Earnings
•Third quarter total revenue of $3.3 billion
•Reports EPS of $0.41, adjusted EPS of $0.251
•Reaffirms fiscal 2023 revenue outlook, narrows EPS range
SEATTLE – November 21, 2023 – Nordstrom, Inc. (NYSE: JWN) today reported third quarter net earnings of $67 million, or earnings per diluted share (“EPS”) of $0.41, and earnings before interest and taxes (“EBIT”) of $102 million. Excluding a favorable true-up related to the wind-down of Canadian operations, the Company reported adjusted EPS of $0.25.1
For the third quarter ended October 28, 2023, net sales decreased 6.8 percent versus the same period in fiscal 2022. Gross merchandise value (“GMV”) decreased 7.1 percent. Third quarter net sales include a 270 basis point negative impact from the wind-down of Canadian operations. Anniversary Sale timing, with one week shifting from the second quarter to the third quarter, had a positive impact of approximately 200 basis points on net sales compared with 2022. Excluding the impacts of the Canadian wind-down and Anniversary Sale timing shift, net sales would have been down approximately 6 percent. During the quarter, Nordstrom banner net sales decreased 9.4 percent and GMV decreased 9.8 percent. Net sales for Nordstrom Rack decreased 1.8 percent. During the third quarter, active grew by double-digits, and beauty and accessories were up by low single-digits, versus 2022.
“In the third quarter we continued to make progress against our priorities, and we’re especially pleased with the resulting improvements in gross margin and earnings,” said Erik Nordstrom, chief executive officer of Nordstrom, Inc. “Given continued uncertainty and softening consumer spend, we’re remaining agile and focused on serving our customers.”
“Thanks to solid execution by our merchants, we’re heading into holiday in a favorable inventory position across both banners,” said Pete Nordstrom, president of Nordstrom, Inc. “We have a strong and relevant assortment of brands and products we know our customers respond to, and we’re excited to help them celebrate the moments that matter this holiday season.”
As previously announced, on November 15, 2023, the board of directors declared a quarterly cash dividend of $0.19 per share, payable on December 13, 2023, to shareholders of record at the close of business on November 28, 2023.
THIRD QUARTER 2023 SUMMARY
•Total Company net sales decreased 6.8 percent and GMV decreased 7.1 percent compared with the same period in fiscal 2022. The wind-down of Canadian operations had a negative impact on total Company net sales of 270 basis points. The timing shift of the Anniversary Sale, with roughly one week falling into the third quarter of 2023 versus one day in 2022, had a positive impact on net sales of approximately 200 basis points compared with the third quarter of 2022.
•For the Nordstrom banner, net sales decreased 9.4 percent and GMV decreased 9.8 percent compared with the same period in fiscal 2022. The wind-down of Canadian operations had a negative impact on Nordstrom banner net sales of 410 basis points. The timing shift of the Anniversary Sale had a positive impact on Nordstrom banner net sales of approximately 300 basis points compared with the third quarter of 2022.
•For the Nordstrom Rack banner, net sales decreased 1.8 percent compared with the same period in fiscal 2022. Eliminating store fulfillment for Nordstrom Rack digital orders during the third quarter of fiscal 2022 negatively impacted third quarter Rack banner sales by approximately 100 basis points.
•Digital sales decreased 11.3 percent compared with the same period in fiscal 2022. Eliminating store fulfillment for Nordstrom Rack digital orders during the third quarter of fiscal 2022 negatively impacted third quarter digital sales by approximately 100 basis points. The timing shift of the Anniversary Sale had a positive impact on Company digital sales of approximately 400 basis points compared with the third quarter of 2022. Digital sales represented 34 percent of total sales during the quarter.
•Gross profit, as a percentage of net sales, of 35.0 percent increased 180 basis points compared with the same period in fiscal 2022 primarily due to lower markdowns, increased inventory productivity and lower buying and occupancy
1Adjusted EPS is a non-GAAP financial measure. Refer to the “Adjusted EBIT, Adjusted EBITDA and Adjusted EPS” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

costs, partially offset by deleverage on lower sales.
•Ending inventory decreased 8.8 percent compared with the same period in fiscal 2022, versus a 6.8 percent decrease in sales.
•Selling, general and administrative (“SG&A”) expenses, as a percentage of net sales, of 36.3 percent decreased 5 basis points compared with the same period in fiscal 2022. SG&A expenses increased 200 basis points when compared with adjusted SG&A expenses in fiscal 2022, primarily due to deleverage from lower sales and higher labor costs, partially offset by improvements in variable costs from supply chain efficiency initiatives. Adjusted SG&A expenses, as a percentage of net sales, of 34.3 percent in the third quarter of fiscal 2022 excluded a $70 million supply chain technology and related asset impairment charge.
•EBIT was $102 million in the third quarter of 2023, compared with $3 million during the same period in fiscal 2022. Adjusted EBIT of $77 million in the third quarter of 2023 excluded a $25 million favorable true-up related to the wind-down of Canadian operations. Adjusted EBIT of $73 million in the third quarter of 2022 excluded an impairment charge associated with supply chain technology and related assets.2
•Interest expense, net, of $24 million decreased from $32 million during the same period in fiscal 2022 due to higher interest income.
•Income tax expense was $11 million, or 14.2 percent of pretax earnings, compared with income tax benefit of $9 million, or 30.6 percent of pretax loss, in the same period in fiscal 2022. The decrease in the rate in the third quarter of fiscal 2023 was driven by additional tax benefits associated with the wind-down of Canadian operations.
•The Company ended the third quarter with $1.2 billion in available liquidity, including $375 million in cash and the full $800 million available on its revolving line of credit.
STORES UPDATE
To date in fiscal 2023, the Company has opened or relocated 20 stores:

City	Location	Square Footage (000s)	Timing of Opening
Nordstrom Rack
Los Angeles, CA	NOHO West	26	April 13, 2023
Clovis, CA	Clovis Crossing	31	April 13, 2023
Delray Beach, FL	Delray Place	26	May 11, 2023
Chattanooga, TN	The Terrace at Hamilton Place	24	May 18, 2023
Las Vegas, NV	Best in the West	31	May 18, 2023
Birmingham, AL	The Summit (relocation from River Ridge)	27	May 25, 2023
Wichita, KS	Bradley Fair	28	May 25, 2023
San Clemente, CA	San Clemente Plaza	32	May 25, 2023
Aurora, CO	Southlands	29	August 17, 2023
Olympia, WA	Cooper Point Marketplace	32	September 7, 2023
San Antonio, TX	Northwoods	35	September 7, 2023
Union Gap, WA	Valley Mall	28	September 14, 2023
Salem, OR	Willamette Town Center	25	September 21, 2023
Visalia, CA	Sequoia Mall	29	October 5, 2023
Denton, TX	Denton Crossing	25	October 5, 2023
Overland Park, KS	Overland Crossing	27	October 12, 2023
Allen, TX	The Village at Allen	29	October 19, 2023
San Luis Obispo, CA	SLO Promenade	24	October 26, 2023
Sacramento, CA	The Promenade at Sacramento Gateway	26	October 26, 2023
Anaheim Hills, CA	Anaheim Hills Festival	24	November 9, 2023

2Adjusted EBIT is a non-GAAP financial measure. Refer to the “Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Margin and Adjusted EPS” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

The Company has also announced plans to open the following stores:

City	Location	Square Footage (000s)	Timing of Opening
Nordstrom Rack
Pinole, CA	Pinole Vista Crossing	23	Spring 2024
Kennesaw, GA	Barrett Place	25	Spring 2024
Elk Grove, CA	The Ridge Elk Grove	25	Spring 2024
Gilroy, CA	Gilroy Crossing	25	Spring 2024
Oceanside, CA	Pacific Coast Plaza	31	Spring 2024
Wheaton, IL	Danada Square East	29	Spring 2024
Snellville, GA	Presidential Markets	35	Spring 2024
Macedonia, OH	Macedonia Gateway	28	Spring 2024
Jacksonville Beach, FL	South Beach Regional	30	Spring 2024
Queen Creek, AZ	Queen Creek Marketplace	28	Spring 2024
Bay Shore, NY	Gardiner Manor Mall	24	Spring 2024
San Mateo, CA	Bridgepointe Shopping Center	36	Fall 2024
San Diego, CA	Clairemont Town Square	26	Fall 2024
Mason, OH	Deerfield Towne Center	30	Fall 2024
San Antonio, TX	Bandera Pointe	25	Fall 2024
Mooresville, NC	Mooresville Crossing	28	Fall 2024
Davis, CA	The Davis Collection	25	Spring 2025

The Company had the following store counts as of quarter-end:

	October 28, 2023	October 29, 2022
Nordstrom
Nordstrom – U.S.	93	94
Nordstrom – Canada	—	6
Nordstrom Local service hubs	6	7
ASOS | Nordstrom	1	1
Nordstrom Rack
Nordstrom Rack – U.S.	258	242
Nordstrom Rack – Canada	—	7
Last Chance clearance stores	2	2
Total	360	359

Gross store square footage	26,305,000	27,609,000

During the third quarter, the Company closed one U.S. Nordstrom store and one Nordstrom Local service hub.
FISCAL YEAR 2023 OUTLOOK
The Company updated its financial outlook for fiscal 2023, which includes a 53rd week and reflects the true-up related to the wind-down of Canadian operations and related tax impacts recorded in the third quarter:
•Revenue decline, including retail sales and credit card revenues, of 4.0 to 6.0 percent versus fiscal 2022, including an approximately 250 basis point negative impact from the wind-down of Canadian operations and an approximately 130 basis point positive impact from the 53rd week
•EBIT margin (including the negative impact of charges related to the wind-down of Canadian operations) of 1.8 to 2.1 percent of sales

•Adjusted EBIT margin (excluding charges related to the wind-down of Canadian operations) of 3.8 to 4.1 percent of sales3
•Income tax rate of approximately 21 percent, including an approximately 800 basis point favorable impact primarily from the one-time Canada charges
•EPS (including the negative impact of charges related to the wind-down of Canadian operations) of $0.74 to $0.94, excluding the impact of share repurchase activity, if any
•Adjusted EPS (excluding charges related to the wind-down of Canadian operations) of $1.90 to $2.10, excluding the impact of share repurchase activity, if any3
CONFERENCE CALL INFORMATION
The Company’s senior management will host a conference call to provide a business update and to discuss third quarter 2023 financial results and fiscal 2023 outlook at 4:45 p.m. EST today. To listen to the live call online and view the speakers’ prepared remarks and the conference call slides, visit the Investor Relations section of the Company’s corporate website at investor.nordstrom.com. An archived webcast with the speakers’ prepared remarks and the conference call slides will be available in the Quarterly Results section for one year. Interested parties may also dial 201-689-8354. A telephone replay will be available beginning approximately three hours after the conclusion of the call by dialing 877-660-6853 or 201-612-7415 and entering Conference ID 13742508, until the close of business on November 28, 2023.
ABOUT NORDSTROM
At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our digital-first platform enables us to serve customers when, where and how they want to shop – whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.
Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and our Form 10-Qs for the fiscal quarters ended April 29, 2023, July 29, 2023 and October 28, 2023, to be filed with the SEC on or about December 1, 2023. In addition, forward-looking statements contained in this release may be impacted by the actual outcome of events or occurrences related to the wind-down of business operations in Canada. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances. In addition, the actual timing, price, manner and amounts of future share repurchases, if any, will be subject to the discretion of our board of directors, contractual commitments, market and economic conditions and applicable Securities and Exchange Commission rules.
3Adjusted EBIT margin and adjusted EPS are non-GAAP financial measures. Refer to the “Forward-Looking Non-GAAP Measures” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial expectations.

NORDSTROM, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited; amounts in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net sales	$3,200	$3,433	$9,926	$10,891
Credit card revenues, net	120	113	347	320
Total revenues	3,320	3,546	10,273	11,211
Cost of sales and related buying and occupancy costs	(2,080)	(2,294)	(6,488)	(7,211)
Selling, general and administrative expenses	(1,163)	(1,249)	(3,466)	(3,722)
Canada wind-down costs	25	—	(284)	—
Earnings before interest and income taxes	102	3	35	278
Interest expense, net	(24)	(32)	(78)	(101)
Earnings (loss) before income taxes	78	(29)	(43)	177
Income tax (expense) benefit	(11)	9	43	(51)
Net earnings (loss)	$67	($20)	$—	$126

Earnings (loss) per share:
Basic	$0.41	($0.13)	$—	$0.79
Diluted	$0.41	($0.13)	$—	$0.77

Weighted-average shares outstanding:
Basic	162.0	159.5	161.5	160.1
Diluted	163.6	159.5	161.5	162.3

Percent of net sales:
Gross profit	35.0%	33.2%	34.6%	33.8%
Selling, general and administrative expenses	36.3%	36.4%	34.9%	34.2%
Earnings before interest and income taxes	3.2%	0.1%	0.4%	2.6%

NORDSTROM, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	October 28, 2023	January 28, 2023	October 29, 2022
Assets
Current assets:
Cash and cash equivalents	$375	$687	$293
Accounts receivable, net	322	265	288
Merchandise inventories	2,626	1,941	2,878
Prepaid expenses and other current assets	392	316	348
Total current assets	3,715	3,209	3,807

Land, property and equipment (net of accumulated depreciation of $8,258, $8,289 and $8,135)	3,187	3,351	3,373
Operating lease right-of-use assets	1,402	1,470	1,490
Goodwill	249	249	249
Other assets	460	466	476
Total assets	$9,013	$8,745	$9,395

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving line of credit	$—	$—	$100
Accounts payable	1,890	1,238	2,073
Accrued salaries, wages and related benefits	245	291	242
Current portion of operating lease liabilities	232	258	256
Other current liabilities	1,092	1,203	1,168
Current portion of long-term debt	250	—	—
Total current liabilities	3,709	2,990	3,839

Long-term debt, net	2,611	2,856	2,855
Non-current operating lease liabilities	1,403	1,526	1,544
Other liabilities	561	634	551

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value: 1,000 shares authorized; 162.3, 160.1 and 159.7 shares issued and outstanding	3,407	3,353	3,334
Accumulated deficit	(2,681)	(2,588)	(2,669)
Accumulated other comprehensive gain (loss)	3	(26)	(59)
Total shareholders’ equity	729	739	606
Total liabilities and shareholders’ equity	$9,013	$8,745	$9,395

NORDSTROM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; amounts in millions)

	Nine Months Ended
	October 28, 2023	October 29, 2022
Operating Activities
Net earnings	$—	$126
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expenses	430	453
Canada wind-down costs	207	—
Asset impairment	—	80
Right-of-use asset amortization	132	141
Deferred income taxes, net	2	(85)
Stock-based compensation expense	41	50
Other, net	(61)	(53)
Change in operating assets and liabilities:
Merchandise inventories	(687)	(550)
Other current and noncurrent assets	(140)	(61)
Accounts payable	509	469
Accrued salaries, wages and related benefits	(41)	(142)
Lease liabilities	(203)	(201)
Other current and noncurrent liabilities	(82)	13
Net cash provided by operating activities	107	240

Investing Activities
Capital expenditures	(375)	(325)
Decrease in cash and cash equivalents resulting from Canada deconsolidation	(33)	—
Proceeds from the sale of assets and other, net	32	82
Net cash used in investing activities	(376)	(243)

Financing Activities
Proceeds from revolving line of credit	—	100
Change in cash book overdrafts	37	21
Cash dividends paid	(92)	(90)
Payments for repurchase of common stock	(1)	(53)
Proceeds from issuances under stock compensation plans	19	18
Other, net	(6)	(19)
Net cash used in financing activities	(43)	(23)

Effect of exchange rate changes on cash and cash equivalents	—	(3)
Net decrease in cash and cash equivalents	(312)	(29)
Cash and cash equivalents at beginning of period	687	322
Cash and cash equivalents at end of period	$375	$293

NORDSTROM, INC.
ADJUSTED EBIT, ADJUSTED EBITDA, ADJUSTED EBIT MARGIN AND ADJUSTED EPS
(NON-GAAP FINANCIAL MEASURES)
(unaudited; amounts in millions, except per share amounts)
The following are key financial metrics and, when used in conjunction with GAAP measures, we believe they provide useful information for evaluating our core business performance, enable comparison of financial results across periods and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. Adjusted EBIT, adjusted EBITDA, adjusted EBIT margin and adjusted EPS exclude certain items that we do not consider representative of our core operating performance. The financial measure calculated under GAAP which is most directly comparable to adjusted EBIT and adjusted EBITDA is net earnings (loss). The financial measure calculated under GAAP which is most directly comparable to adjusted EBIT margin is net earnings as a percent of net sales. The financial measure calculated under GAAP which is most directly comparable to adjusted EPS is diluted EPS.
Adjusted EBIT, adjusted EBITDA, adjusted EBIT margin and adjusted EPS are not measures of financial performance under GAAP and should be considered in addition to, and not as a substitute for, net earnings, net earnings as a percent of net sales, operating cash flows, earnings per share, earnings per diluted share or other financial measures performed in accordance with GAAP. Our method of determining non-GAAP financial measures may differ from other companies’ financial measures and therefore may not be comparable to methods used by other companies.
The following is a reconciliation of net earnings (loss) to adjusted EBIT and adjusted EBITDA and net earnings as a percent of net sales to adjusted EBIT margin:

	Quarter Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net earnings (loss)	$67	($20)	$—	$126
Income tax expense (benefit)	11	(9)	(43)	51
Interest expense, net	24	32	78	101
Earnings before interest and income taxes	102	3	35	278
Canada wind-down costs	(25)	—	284	—
Supply chain impairment	—	70	—	70
Trunk Club wind-down costs	—	—	—	18
Gain on sale of interest in a corporate office building	—	—	—	(51)
Adjusted EBIT	77	73	319	315
Depreciation and amortization expenses	145	152	430	453
Amortization of developer reimbursements	(17)	(18)	(52)	(54)
Adjusted EBITDA	$205	$207	$697	$714

Net sales	$3,200	$3,433	$9,926	$10,891
Net earnings (loss) as a % of net sales	2.1%	(0.6%)	—%	1.2%
EBIT margin %	3.2%	0.1%	0.4%	2.6%
Adjusted EBIT margin %	2.4%	2.1%	3.2%	2.9%
The following is a reconciliation of diluted EPS to adjusted EPS:

	Quarter Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Diluted EPS	$0.41	($0.13)	$—	$0.77
Canada wind-down costs	(0.15)	—	1.74	—
Supply chain impairment	—	0.44	—	0.44
Trunk Club wind-down costs	—	—	—	0.11
Gain on sale of interest in a corporate office building	—	—	—	(0.31)
Income tax impact on adjustments[1]	(0.01)	(0.11)	(0.58)	(0.06)
Adjusted EPS	$0.25	$0.20	$1.16	$0.95
1 The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.

NORDSTROM, INC.
SUMMARY OF NET SALES
(unaudited; amounts in millions)
Our Nordstrom brand includes Nordstrom.com, Nordstrom U.S. stores, Nordstrom Local and ASOS | Nordstrom. Nordstrom also included Canada operations prior to March 2, 2023, inclusive of Nordstrom.ca, Nordstrom Canadian stores and Nordstrom Rack Canadian stores, and TrunkClub.com prior to October 2022. Our Nordstrom Rack brand includes NordstromRack.com, Nordstrom Rack U.S. stores and Last Chance clearance stores. The following table summarizes net sales for the quarter and nine months ended October 28, 2023, compared with the quarter and nine months ended October 29, 2022:

	Quarter Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net sales:
Nordstrom	$2,051	$2,264	$6,570	$7,324
Nordstrom Rack	1,149	1,169	3,356	3,567
Total net sales	$3,200	$3,433	$9,926	$10,891

Net sales (decrease) increase:
Nordstrom	(9.4%)	(3.4%)	(10.3%)	10.7%
Nordstrom Rack	(1.8%)	(1.9%)	(5.9%)	4.7%
Total Company	(6.8%)	(2.9%)	(8.9%)	8.7%

Digital sales as % of total net sales[1]	34%	34%	35%	37%
1 Sales conducted through a digital platform such as our websites or mobile apps. Digital sales may be self-guided by the customer, as in a traditional online order, or facilitated by a salesperson using a virtual styling or selling tool. Digital sales may be delivered to the customer or picked up in our Nordstrom stores, Nordstrom Rack stores or Nordstrom Local service hubs. Digital sales also includes a reserve for estimated returns.

NORDSTROM, INC.
FISCAL YEAR 2023 FORWARD-LOOKING NON-GAAP MEASURES
(NON-GAAP FINANCIAL MEASURES)
(unaudited)
Our adjusted EBIT as a percent of net sales (“adjusted EBIT margin”) and adjusted EPS outlook for fiscal year 2023 excludes the impacts from certain items that we do not consider representative of our core operating performance. These items include charges from the wind-down of Canadian operations recognized in the nine months ended October 28, 2023.
The following is a reconciliation of expected net earnings as a percent of net sales to expected adjusted EBIT margin included within our Fiscal Year 2023 Outlook:

	53 Weeks Ending February 3, 2024
	Low	High
Expected net earnings as a % of net sales	0.9%	1.1%
Income tax expense	0.2%	0.3%
Interest expense, net	0.7%	0.7%
Expected EBIT as a % of net sales	1.8%	2.1%

Canada wind-down costs	2.0%	2.0%
Expected adjusted EBIT margin	3.8%	4.1%
The following is a reconciliation of expected diluted EPS to expected adjusted EPS included within our Fiscal Year 2023 Outlook:

	53 Weeks Ending February 3, 2024
	Low	High
Expected diluted EPS	$0.74	$0.94
Canada wind-down costs	1.74	1.74
Income tax impact on adjustments	(0.58)	(0.58)
Expected adjusted EPS	$1.90	$2.10

NORDSTROM, INC.
ADJUSTED RETURN ON INVESTED CAPITAL (“ADJUSTED ROIC”)
(NON-GAAP FINANCIAL MEASURE)
(unaudited; amounts in millions)
We believe that Adjusted ROIC is a useful financial measure for investors in evaluating the efficiency and effectiveness of the capital we have invested in our business to generate returns over time. In addition, we have incorporated it in our executive incentive measures and we believe it is an important indicator of shareholders’ return over the long term.
Beginning in the second quarter of 2023, the Adjusted ROIC calculation was updated to exclude certain items that we do not consider representative of our core operating performance. Refer to non-operating related adjustments included within adjusted net operating profit after tax and adjusted average invested capital. Prior periods have been modified to conform with current period presentation.
Adjusted ROIC is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. Our method of calculating a non-GAAP financial measure may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measure calculated under GAAP which is most directly comparable to Adjusted ROIC is return on assets. The following shows the components to reconcile the return on assets calculation to Adjusted ROIC:

	Four Quarters Ended
	October 28, 2023	October 29, 2022
Net earnings	$119	$326
Income tax (benefit) expense	(2)	117
Interest expense	136	138
Earnings before interest and income tax expense	253	581

Operating lease interest[1]	86	85
Non-operating related adjustments[2]	284	38
Adjusted net operating profit	623	704
Adjusted estimated income tax expense[3]	(144)	(186)
Adjusted net operating profit after tax	$479	$518

Average total assets	$8,956	$9,227
Average non-current deferred property incentives in excess of operating lease right-of-use (ROU) assets[4]	(167)	(205)
Average non-interest bearing current liabilities	(3,134)	(3,369)
Non-operating related adjustments[5]	294	(7)
Adjusted average invested capital	$5,949	$5,646

Return on assets	1.3%	3.5%
Adjusted ROIC	8.1%	9.2%
1 Operating lease interest is a component of operating lease cost recorded in occupancy costs. We add back operating lease interest for purposes of calculating adjusted net operating profit for consistency with the treatment of interest expense on our debt.
2 Non-operating related adjustments primarily relate to the wind-down of our Canadian operations for the four quarters ended October 28, 2023 and a supply chain impairment charge partially offset by the gain on sale of our interest in a corporate office building for the four quarters ended October 29, 2022. See the Adjusted EBIT and Adjusted EBITDA section, as well as our 2022 Annual Report, for detailed information on certain non-operating related adjustments.
3 Adjusted estimated income tax expense is calculated by multiplying the adjusted net operating profit by the adjusted effective tax rate (which removes the impact of non-operating related adjustments) for the trailing twelve-month periods ended October 28, 2023 and October 29, 2022. The adjusted effective tax rate is calculated by dividing adjusted income tax by adjusted earnings before income taxes for the same trailing twelve-month periods.
4 For leases with property incentives that exceed the ROU assets, we reclassify the amount from assets to other current liabilities and other liabilities on the Condensed Consolidated Balance Sheets. The current and noncurrent amounts are used to reduce average total assets above, as this better reflects how we manage our business.
5 Non-operating related adjustments primarily relate to the wind-down of our Canadian operations for the trailing twelve-month period ended October 28, 2023 and a supply chain impairment charge partially offset by the gain on sale of our interest in a corporate office building for the trailing twelve-month period ended October 29, 2022.

NORDSTROM, INC.
ADJUSTED DEBT TO EBITDAR (NON-GAAP FINANCIAL MEASURE)
(unaudited; dollars in millions)
Adjusted debt to earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) is one of our key financial metrics and we believe that our debt levels are best analyzed using this measure, as it provides a reflection of our creditworthiness which could impact our credit ratings and borrowing costs. This metric is calculated in accordance with the updates in our Revolver covenant and is a key component in assessing whether our revolving credit facility is secured or unsecured, as well as our ability to make dividend payments and share repurchases. Our goal is to manage debt levels to achieve and maintain investment-grade credit ratings while operating with an efficient capital structure.
Adjusted debt to EBITDAR is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, debt to net earnings, net earnings, debt or other GAAP financial measures. Our method of calculating a non-GAAP financial measure may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measure calculated under GAAP which is most directly comparable to Adjusted debt to EBITDAR is debt to net earnings. The following shows the components to reconcile the debt to net earnings calculation to Adjusted debt to EBITDAR:

October 28, 2023
Debt	$2,861
Operating lease liabilities	1,635
Adjusted debt	$4,496

Four Quarters Ended October 28, 2023
Net earnings	$119
Income tax benefit	(2)
Interest expense, net	106
Earnings before interest and income taxes	223

Depreciation and amortization expenses	581
Operating lease cost[1]	270
Amortization of developer reimbursements[2]	69
Canada wind-down costs	284
Other Revolver covenant adjustments[3]	46
Adjusted EBITDAR	$1,473

Debt to Net Earnings	24.0
Adjusted debt to EBITDAR	3.1
1 Operating lease cost is fixed rent expense, including fixed common area maintenance expense, net of developer reimbursement amortization.
2 Amortization of developer reimbursements is a non-cash reduction of operating lease cost and is therefore added back to operating lease cost for purposes of our Revolver covenant calculation.
3 Other adjusting items to reconcile net earnings to Adjusted EBITDAR as defined by our Revolver covenant include interest income, certain non-cash charges and other gains and losses where relevant. For the four quarters ended October 28, 2023, other Revolver covenant adjustments primarily includes interest income. See our 2022 Annual Report for detailed information on certain non-operating related adjustments.

NORDSTROM, INC.
FREE CASH FLOW (NON-GAAP FINANCIAL MEASURE)
(unaudited; amounts in millions)
Free Cash Flow is one of our key liquidity measures and, when used in conjunction with GAAP measures, we believe it provides investors with a meaningful analysis of our ability to generate cash from our business.
Free Cash Flow is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, operating cash flows or other financial measures prepared in accordance with GAAP. Our method of calculating a non-GAAP financial measure may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measure calculated under GAAP which is most directly comparable to Free Cash Flow is net cash provided by operating activities. The following is a reconciliation of net cash provided by operating activities to Free Cash Flow:

	Nine Months Ended
	October 28, 2023	October 29, 2022
Net cash provided by operating activities	$107	$240
Capital expenditures	(375)	(325)
Change in cash book overdrafts	37	21
Free Cash Flow	($231)	($64)

INVESTOR CONTACT:	James Duies
Nordstrom, Inc.
InvRelations@Nordstrom.com

MEDIA CONTACT:	Stephanie Corzett
Nordstrom, Inc.
NordstromPR@Nordstrom.com